UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     April 20, 2011

TIVO INC.

(Exact name of registrant as specified in its charter)
Delaware	000-27141	77-0463167

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2160 Gold Street,
Alviso, California	95002
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (408) 519-9100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01. Other Events.

On April 20, 2011, the United States Court of Appeals for the Federal Circuit in Washington, D.C., sitting en banc, issued its opinion on EchoStar's appeal from the United States District Court of Texas's decision finding EchoStar in contempt of the District Court's permanent injunction. The Court of Appeals affirmed the District Court's finding of contempt and award of sanctions against EchoStar for failing to comply with the disablement provision of the District Court's permanent injunction against EchoStar. The Court of Appeals separately vacated and remanded for further proceedings the District Court's finding of contempt of the infringement provision of the District Court's permanent injunction, remanded to the District Court for further proceedings in light of a new standard that the Court of Appeals laid out in the opinion, and vacated, in part, the District Court's award of damages for continued infringement. EchoStar has stated that it intends to seek further review by the United States Supreme Court of the Court of Appeals' affirmance of the District Court's permanent injunction with respect to the disablement provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIVO INC.

Date: April 21, 2011	By:	/s/ Anna Brunelle
Anna Brunelle
Chief Financial Officer
(Principal Financial and Accounting Officer)